Exhibit 5.1

13 March 2024	Our Ref: JT/MK/A6231-S16328

ASLAN Pharmaceuticals Limited

Walkers Corporate Limited

190 Elgin Avenue

George Town

Grand Cayman KY1-9008

Cayman Islands

Dear Sirs

ASLAN Pharmaceuticals Limited

We have acted as Cayman Islands legal advisers to ASLAN Pharmaceuticals Limited (the “Company”) in connection with the issuance of 125,000,000 of the Company's ordinary shares of US$0.01 par value each (the " Offered Shares") with the Depositary (as defined in Schedule 1) against the issuance by the Depositary of 5,000,000 American Depositary Shares (the "Offered ADSs") to those certain purchasers identified in the Securities Purchase Agreement (as defined in Schedule 1) and related transactions pursuant to the Documents (as also defined in Schedule 1).

The Offered ADSs will be issued pursuant to the Company’s registration statement on Form F-3 (File No. 333-270835) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), the prospectus contained therein, and the prospectus supplement dated 12 March 2024, forming a part of such prospectus (the “Prospectus Supplement”) filed with the Commission pursuant to Rule 424(b) under the Securities Act. We are furnishing this opinion as exhibit 5.1 to the Company’s Report on Form 6-K filed with the Commission on 13 March 2024 (the “Current Report”).

For the purposes of giving this opinion, we have examined and relied upon the originals, copies or translations of the documents listed in Schedule 1.

In giving this opinion we have relied upon the assumptions set out in Schedule 2, which we have not independently verified.

We are Cayman Islands Attorneys at Law and express no opinion as to any laws other than the laws of the Cayman Islands in force and as interpreted at the date of this opinion. We have not, for the purposes of this opinion, made any investigation of the laws, rules or regulations of any other jurisdiction. Except as explicitly stated herein, we express no opinion in relation to any representation or warranty contained in any of the documents cited in this opinion nor upon matters of fact or the commercial terms of the transactions the subject of this opinion.

14361108.2.A6231.S16328

Walkers (Singapore) Limited Liability Partnership

UEN/Reg. No. T09LL0833E

3 Church Street, 16-02 Samsung Hub, Singapore 049483

T +65 6595 4670 F +65 6595 4671 www.walkersglobal.com

Bermuda | British Virgin Islands | Cayman Islands | Dubai | Dublin | Guernsey | Hong Kong | Jersey | London | Singapore

Walkers	Page 2

We have also assumed that (i) prior to the issuance of any Offered ADSs under the Securities Purchase Agreement, the price, number of Offered ADSs, and certain other terms of issuance with respect to any specific letter of transmittal delivered under the Securities Purchase Agreement (a “Letter of Transmittal”) will be authorized and approved by the Company’s board of directors or a duly authorized committee thereof in accordance with the laws of the Cayman Islands (the “Corporate Proceedings”) and (ii) upon the issuance of any Offered ADSs, the total number of Ordinary Shares issued and outstanding will not exceed the total number of Ordinary Shares that the Company is then authorized to issue under its Amended and Restated Memorandum and Articles of Association.

Based upon the examinations and assumptions stated herein and upon such searches as we have conducted and having regard to legal considerations which we consider relevant, and subject to the qualifications set out in Schedule 3, and under the laws of the Cayman Islands, we give the following opinions in relation to the matters set out below.

1.
The Company is an exempted company duly incorporated with limited liability, validly existing under the laws of the Cayman Islands and is in good standing with the Registrar of Companies in the Cayman Islands.
2.
The authorised share capital of the Company is currently US$50,000,000 divided into 5,000,000,000 ordinary shares of a nominal or par value of US$ 0.01 each.
3.
Assuming the completion of the Corporate Proceedings in connection with the delivery of a specific Letter of Transmittal, the issue and allotment of the Ordinary Shares underlying the Offered ADSs to be offered and sold under the Securities Purchase Agreement has been duly authorised. When allotted, issued and fully paid for as contemplated in the Securities Purchase Agreement, and when appropriate entries have been made in the Register of Members of the Company, the Ordinary Shares to be issued by the Company will be validly issued, allotted, fully paid and non-assessable, and there will be no further obligation on the holder of any of the Ordinary Shares to make any further payment to the Company in respect of such Ordinary Shares.

We hereby consent to the use of this opinion in, and the filing hereof, as an exhibit to the Current Report and to the reference to our firm under the headings "Enforcement of Civil Liabilities", "Legal Matters" and elsewhere in the Prospectus Supplement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein.

This opinion shall be construed in accordance with the laws of the Cayman Islands.

Yours faithfully

Walkers (Singapore) Limited Liability Partnership

14361108.2.A6231.S16328

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SCHEDULE 1

LIST OF DOCUMENTS EXAMINED

1.
The Certificate of Incorporation dated 23 June 2014, the Twelfth Amended and Restated Memorandum and Articles of Association as adopted on 24 January 2024 by special resolution passed on 24 January 2024 (the "Memorandum and Articles"), Register of Members and Register of Directors, in each case, of the Company, copies of which have been provided to us by its registered office in the Cayman Islands and/or the Company's advisers (together the "Company Records").
2.
A copy of a Certificate of Good Standing dated 11 March 2024 in respect of the Company issued by the Registrar (the "Certificate of Good Standing").
3.
Copies of:
(a)
executed minutes of a meeting of the Board of Directors of the Company setting out the resolutions adopted at such meeting dated 7 November 2018 and 4 October 2019;
(b)
sealed minutes of a meeting of the Shareholders of the Company setting out the resolutions adopted at such meeting dated 30 October 2018 and 21 June 2019;
(c)
executed minutes of a meeting of the Board of Directors of the Company setting out the resolutions adopted at such meeting dated 17 July 2020;
(d)
executed minutes of a meeting of the Board of Directors of the Company setting out the resolutions adopted at such meeting dated 7 September 2020;
(e)
executed minutes of a meeting of the Board of Directors of the Company setting out the resolutions adopted at such meeting dated 12 March 2024,

(collectively, the "Resolutions").

4.
A copy of the Securities Purchase Agreement entered into on 12 March 2024 between the Company and each of the purchasers named therein (the "Securities Purchase Agreement");
5.
A certificate from an officer of the Company dated 13 March 2024 (the "Officer's Certificate").
6.
The Registration Statement.
7.
The Prospectus Supplement.

14361108.2.A6231.S16328

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SCHEDULE 2

ASSUMPTIONS

1.
The originals of all documents examined in connection with this opinion are authentic. All documents purporting to be sealed have been so sealed. All copies are complete and conform to their originals.
2.
The Company Records are complete and accurate and all matters required by law and the Memorandum and Articles to be recorded therein are completely and accurately so recorded.
3.
The Officer's Certificate is true and correct as of the date hereof.
4.
The conversion of any shares in the capital of the Company will be effected via legally available means under Cayman law.

14361108.2.A6231.S16328

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SCHEDULE 3

QUALIFICATIONS

1.
Our opinion as to good standing is based solely upon receipt of the Certificate of Good Standing issued by the Registrar. The Company shall be deemed to be in good standing under section 200A of the Companies Act on the date of issue of the certificate if all fees and penalties under the Companies Act have been paid and the Registrar has no knowledge that the Company is in default under the Companies Act.

14361108.2.A6231.S16328